Roper Technologies announces second quarter financial results

Increasing full year guidance

Sarasota, Florida, July 21, 2023 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the second quarter ended June 30, 2023. The results in this press release are presented on a continuing operations basis.

Second quarter 2023 highlights

•Revenue increased 17% to $1.53 billion; organic revenue +9%
•GAAP DEPS increased 59% to $3.36; adjusted DEPS +20% to $4.12
•GAAP net earnings were $361 million
•Adjusted EBITDA increased 20% to $617 million
•Operating cash flow was $320 million; adjusted operating cash flow +20%

"Our businesses continued to deliver excellent results in the second quarter, highlighted by 17% total revenue growth, 9% organic revenue growth, and 17% free cash flow growth,” said Neil Hunn, Roper Technologies’ President and CEO. "Roper's strong second quarter and first half performance were fueled by broad-based contributions across our diversified portfolio of market leading software and technology enabled product businesses that provide mission critical solutions for our customers."

"The enhanced quality of our enterprise, ongoing expansion of our recurring revenue base, and continued positive momentum across our businesses provide the foundation for our increased full year outlook,” said Mr. Hunn. “With substantial M&A firepower, we continue to evaluate many high-quality acquisition opportunities and remain well positioned to deploy capital utilizing our disciplined and process-driven methodology.”

Increasing 2023 guidance

Roper now expects full year 2023 adjusted DEPS of $16.36 - $16.50, compared to previous guidance of $16.10 - $16.30.

For the third quarter of 2023, the Company expects adjusted DEPS of $4.16 - $4.20.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Minority interest

Following the sale of a majority stake in its industrial businesses to CD&R, Roper now holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investment activity, net". Roper makes a non-GAAP adjustment for the impacts associated with this investment.

Discontinued operations

Roper has completed the divestitures of TransCore, Zetec, and the majority stake in its industrial businesses (Indicor). The financial results for these businesses are reported as discontinued operations for all periods prior to the completion of their respective divestiture.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Friday, July 21, 2023. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294, using conference code 10180010. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 3655490.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Revenue and adjusted EBITDA reconciliation ($M) (from continuing operations)

	Q2 2022	Q2 2023		V %
GAAP revenue	$1,311	$1,531		17%

Components of revenue growth
Organic				9%
Acquisitions/divestitures				8%
Foreign exchange				—%
Revenue growth				17%

Adjusted EBITDA reconciliation
GAAP net earnings	$225	$361
Taxes	92	103
Interest expense	45	35
Depreciation	9	9
Amortization	146	176
EBITDA	$516	$683		32%

Purchase accounting adjustment to acquired commission expense	(1)	—
Financial impacts associated with the minority investment in Indicor	—	(66)	A
Adjusted EBITDA	$515	$617		20%
% of revenue	39.3%	40.3%		+100 bps

Table 2: Adjusted DEPS reconciliation (from continuing operations)

	Q2 2022	Q2 2023		V %
GAAP DEPS	$2.11	$3.36		59%
Purchase accounting adjustment to acquired commission expense	(0.01)	—
Financial impacts associated with the minority investment in Indicor	—	(0.50)	A
Amortization of acquisition-related intangible assets	1.05	1.25	B
Income tax restructuring expense associated with discontinued operations	0.27	—
Adjusted DEPS	$3.43	$4.12		20%

Table 3: Adjusted cash flow reconciliation ($M) (from continuing operations)

	Q2 2022	Q2 2023	V %
Operating cash flow	$(110)	$320
Taxes paid in period related to divestitures	378	—
Adjusted operating cash flow	$268	$320	20%
Capital expenditures	(8)	(15)
Capitalized software expenditures	(8)	(9)
Free cash flow	$252	$295	17%

Table 4: Forecasted adjusted DEPS reconciliation (from continuing operations)

	Q3 2023		FY 2023
	Low end	High end	Low end	High end
GAAP DEPS C	$2.91	$2.95	$11.36	$11.50
Financial impacts associated with the minority investment in Indicor A	TBD	TBD	TBD	TBD
Amortization of acquisition-related intangible assets B	1.25	1.25	5.00	5.00
Adjusted DEPS	$4.16	$4.20	$16.36	$16.50

A.	Financial impacts associated with the minority investment in Indicor as shown below ($M, except per share data).

		Q2 2022A	Q2 2023A	Q3 2023E	FY 2023E
	Pretax	$—	$(66)	TBD	TBD
	After-tax	$—	$(53)	TBD	TBD
	Per share	$—	$(0.50)	TBD	TBD

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data). These adjustments are taxed at 21%.

		Q2 2022A	Q2 2023A	Q3 2023E	FY 2023E
	Pretax	$143	$170	$170	$680
	After-tax	$113	$135	$134	$537
	Per share	$1.05	$1.25	$1.25	$5.00

C.	Forecasted results do not include any potential impact associated with our Indicor investment, and will be adjusted out of all GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500 and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include any ongoing impacts of the COVID-19 pandemic on our business, operations, financial results and liquidity, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic, new variants of the virus and the distribution and efficacy of vaccines; any negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of the current inflationary environment and ongoing supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	June 30, 2023	December 31, 2022
ASSETS:

Cash and cash equivalents	$1,462.8	$792.8
Accounts receivable, net	684.4	724.5
Inventories, net	118.0	111.3
Income taxes receivable	53.4	61.0
Unbilled receivables	108.1	91.5
Other current assets	179.4	151.3
Total current assets	2,606.1	1,932.4

Property, plant and equipment, net	93.7	85.3
Goodwill	16,002.5	15,946.1
Other intangible assets, net	7,718.8	8,030.7
Deferred taxes	48.2	55.9
Equity investment	591.3	535.0
Other assets	399.8	395.4
Total assets	$27,460.4	$26,980.8

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$141.1	$122.6
Accrued compensation	183.8	228.8
Deferred revenue	1,279.8	1,370.7
Other accrued liabilities	397.1	454.6
Income taxes payable	62.3	16.6
Current portion of long-term debt, net	699.8	699.2
Total current liabilities	2,763.9	2,892.5

Long-term debt, net of current portion	5,966.3	5,962.5
Deferred taxes	1,589.4	1,676.8
Other liabilities	394.9	411.2
Total liabilities	10,714.5	10,943.0

Common stock	1.1	1.1
Additional paid-in capital	2,655.3	2,510.2
Retained earnings	14,233.2	13,730.7
Accumulated other comprehensive loss	(126.7)	(187.0)
Treasury stock	(17.0)	(17.2)
Total stockholders’ equity	16,745.9	16,037.8
Total liabilities and stockholders’ equity	$27,460.4	$26,980.8

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net revenues	$1,531.2	$1,310.8	$3,000.9	$2,590.6
Cost of sales	464.1	399.3	915.2	781.9
Gross profit	1,067.1	911.5	2,085.7	1,808.7

Selling, general and administrative expenses	631.8	548.6	1,249.4	1,089.9
Income from operations	435.3	362.9	836.3	718.8

Interest expense, net	34.8	44.7	72.2	97.3
Equity investment activity, net	66.0	—	64.8	—
Other expense, net	(2.8)	(1.3)	(5.1)	(3.4)

Earnings before income taxes	463.7	316.9	823.8	618.1

Income taxes	102.7	91.9	178.5	156.7

Net earnings from continuing operations	361.0	225.0	645.3	461.4

Earnings (loss) from discontinued operations, net of tax	—	54.5	(1.2)	121.3
Gain (loss) on disposition of discontinued operations, net of tax	3.9	(10.7)	3.9	1,706.6
Net earnings from discontinued operations	3.9	43.8	2.7	1,827.9

Net earnings	$364.9	$268.8	$648.0	$2,289.3

Net earnings per share from continuing operations:
Basic	$3.38	$2.13	$6.06	$4.36
Diluted	$3.36	$2.11	$6.02	$4.32

Net earnings per share from discontinued operations:
Basic	$0.04	$0.41	$0.03	$17.28
Diluted	$0.04	$0.41	$0.02	$17.12

Net earnings per share:
Basic	$3.42	$2.54	$6.09	$21.64
Diluted	$3.40	$2.52	$6.04	$21.44

Weighted average common shares outstanding:
Basic	106.6	105.9	106.4	105.8
Diluted	107.4	106.8	107.2	106.8

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended June 30,				Six months ended June 30,
	2023		2022		2023		2022
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$770.3		$627.5		$1,531.7		$1,255.7
Network Software	358.1		342.9		712.6		681.4
Technology Enabled Products	402.8		340.4		756.6		653.5
Total	$1,531.2		$1,310.8		$3,000.9		$2,590.6

Gross profit:
Application Software	$531.0	68.9%	$430.9	68.7%	$1,051.5	68.6%	$866.3	69.0%
Network Software	303.9	84.9%	289.1	84.3%	603.3	84.7%	574.0	84.2%
Technology Enabled Products	232.2	57.6%	191.5	56.3%	430.9	57.0%	368.4	56.4%
Total	$1,067.1	69.7%	$911.5	69.5%	$2,085.7	69.5%	$1,808.7	69.8%

Operating profit*:
Application Software	$201.2	26.1%	$165.3	26.3%	$394.4	25.7%	$337.6	26.9%
Network Software	153.1	42.8%	137.1	40.0%	300.6	42.2%	273.9	40.2%
Technology Enabled Products	139.1	34.5%	111.4	32.7%	254.6	33.7%	211.1	32.3%
Total	$493.4	32.2%	$413.8	31.6%	$949.6	31.6%	$822.6	31.8%

*Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $58.1 and $50.9 for the three months ended June 30, 2023 and 2022, respectively, and $113.3 and $103.8 for the six months ended June 30, 2023 and 2022, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net earnings from continuing operations	$645.3	$461.4
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	17.3	18.7
Amortization of intangible assets	350.6	291.3
Amortization of deferred financing costs	5.1	6.3
Non-cash stock compensation	63.5	61.2
Equity investment activity, net	(64.8)	—
Income tax provision	178.5	156.7
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	46.7	55.2
Unbilled receivables	(14.9)	(24.7)
Inventories	(5.9)	(23.7)
Accounts payable	17.9	30.9
Other accrued liabilities	(91.0)	(64.7)
Deferred revenue	(98.3)	38.6
Cash tax paid for gain on disposal of businesses	—	(377.9)
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(231.5)	(279.4)
Other, net	(33.5)	(18.9)
Cash provided by operating activities from continuing operations	785.0	331.0
Cash provided by (used in) operating activities from discontinued operations	(1.7)	80.1
Cash provided by operating activities	783.3	411.1

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(17.3)	(258.9)
Capital expenditures	(24.9)	(13.7)
Capitalized software expenditures	(19.3)	(15.0)
Distributions from equity investment	12.1	—
Other, net	(2.9)	—
Cash used in investing activities from continuing operations	(52.3)	(287.6)
Proceeds from disposition of discontinued operations	2.0	2,995.9
Cash used in investing activities from discontinued operations	—	(3.3)
Cash provided by (used in) investing activities	(50.3)	2,705.0

Cash flows used in financing activities:
Payments under revolving line of credit, net	—	(470.0)
Cash dividends to stockholders	(144.8)	(130.7)
Proceeds from stock-based compensation, net	60.8	40.9
Treasury stock sales	8.4	8.5
Other	(0.2)	(0.2)
Cash flows used in financing activities from continuing operations	(75.8)	(551.5)
Cash flows used in financing activities from discontinued operations	—	(11.4)
Cash flows used in financing activities	(75.8)	(562.9)
(Continued)

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)
	Six months ended June 30,
	2023	2022

Effect of foreign currency exchange rate changes on cash	12.8	(25.6)

Net increase in cash and cash equivalents	670.0	2,527.6

Cash and cash equivalents, beginning of period	792.8	351.5

Cash and cash equivalents, end of period	$1,462.8	$2,879.1